UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 13, 2005

                           ARIAD Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                     0-21696                  22-3106987
(State or other jurisdiction          (Commission            (I.R.S. Employer
    of incorporation)                 File Number)          Identification No.)


              26 Landsdowne Street, Cambridge, Massachusetts 02139
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 494-0400


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Employment Agreement

On December 13, 2005, pursuant to the recommendation of the Compensation Committee, the Board of Directors (the "Board") of ARIAD Pharmaceuticals, Inc. (the "Company") approved the amendment of certain terms of the employment agreement of its Chairman, Chief Executive Officer and President, Harvey J. Berger, M.D. The amended terms will be effective January 1, 2006. Under the terms of the amendment, the term of Dr. Berger's employment agreement will be extended from December 31, 2007 until December 31, 2009. In addition, Dr. Berger's annual base salary will be increased from $504,000 in the fiscal year ending December 31, 2005 ("FY 2005") to $544,000 in the fiscal year ending December 31, 2006 ("FY2006"). Also, Dr. Berger will be awarded 40,000 shares of restricted stock of the Company. The restricted stock is subject to repurchase by the Company for $.001 per share if Dr. Berger's employment with the Company is terminated for cause prior to the thirteen-month anniversary of the grant date. The Company's right of repurchase lapses under certain circumstances, including a change in control of the Company and termination of his employment by the Company other than for cause. These terms are subject to the terms of Dr. Berger's employment agreement. The restricted shares may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of other than to the Company as long as the Company's right of repurchase is in effect.

The Board increased Dr. Berger's compensation to recognize Dr. Berger's performance and leadership of the Company and to bring Dr. Berger's overall compensation more in line with the compensation of other chief executives of similar biotechnology companies. The Compensation Committee reviewed compensation data and recommendations from an independent third-party executive compensation consulting firm and considered compensation levels from industry-specific surveys and at comparable biotechnology companies in making its recommendation to the Board.

Approval of Fiscal 2006 Base Salaries

On December 13, 2005, pursuant to recommendations from the Company's Chief Executive Officer and after a review of competitive market data, the Compensation Committee approved the annual base salaries for FY 2006 for certain of the Company's senior management personnel, including those executive officers identified below:


              Name and Position                       FY 2005 Base Salary      FY 2006 Base Salary
              -----------------                       -------------------      -------------------
Laurie A. Allen, Esq.                                      $288,000                 $309,000
Senior Vice President, Legal and Business
Development, Chief Legal Officer and Secretary

Camille L. Bedrosian, M.D.                                 $290,000                 $309,000
Vice President, Chief Medical Officer

David L. Berstein, Esq.                                    $288,000                 $309,000
Senior Vice President, Chief Patent Counsel

Timothy P. Clackson, Ph.D.                                 $290,000                 $309,000
Senior Vice President, Chief Scientific
Officer

Edward M. Fitzgerald                                       $288,000                 $309,000
Senior Vice President, Finance and Corporate
Operations, Chief Financial Officer and
Treasurer

John D. Iuliucci, Ph.D.                                    $290,000                 $309,000
Senior Vice President, Chief Development
Officer



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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ARIAD Pharmaceuticals, Inc.



                               By:  /s/ Edward M. Fitzgerald
                                  -------------------------------------
                                    Edward M. Fitzgerald
                                    Senior Vice President, Finance and Corporate
                                    Operations, Chief Financial Officer


Date:    December 19, 2005


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